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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Capital Markets Assurance Corporation:

     We consent to the use of our report included in the Onyx Acceptance Grantor Trust 1997-1 Form S-1 and to the reference to our firm under the heading "Experts" in the prospectus filed in connection with the registration of Auto Loan Pass-Through Certificates, Series 1997-1.

     Our report dated January 25, 1996, refers to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                          /s/ KPMG PEAT MARWICK LLP

New York, New York
February 24, 1997